Exhibit 99.1

Intelligent Bio Solutions Completes In-Clinic Portion of Pharmacokinetic (PK) Study Part of 510(k) Pathway for Approval & Commences Review of Results

New York, June 28, 2024 - Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the successful completion of the in-clinic portion of its pharmacokinetic (PK) study, a core component of the Company’s clinical study plan for its 510(k) pathway for regulatory approval.

Dosing and sampling of the second cohort for the study concluded on Thursday, June 27, 2024, marking the completion of this phase and the end of the in-clinic portion of the study. The PK study aims to demonstrate that the Company’s fingerprint sweat collection method provides results comparable to those from other specimen matrices, such as blood, saliva, and urine.

“Thanks to the smooth execution of subject dosing and sampling by our clinical research partner, Cliantha Research, we have completed this portion of our PK study according to the planned schedule. We are now focused on analyzing the test results and compiling the data to finalize the report and complete the study,” commented Peter Passaris, Vice President of Product Development at INBS.

The specimens are currently being analyzed using validated, traceable liquid chromatography/mass spectrometry (LC-MS) methods. The subsequent data analysis from the PK trial will compare the detection of opiates in fingerprint sweat versus blood, saliva, and urine specimens. The Company expects to complete the full PK study in the third calendar quarter of 2024.

INBS’ first-of-its-kind fingerprint drug screening technology uses fingerprint sweat to provide a quick, hygienic, and easy-to-use method for drug testing, delivering results in just minutes. This unique approach tests for common drugs of abuse, including cocaine, cannabis, methamphetamine, and opiates.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for various indications, ranging from immunological conditions to communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

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Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com